UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2014

Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry Into a Material Definitive Agreement.
Merger Agreement
On April 16, 2014, Post Holdings, Inc. (the “Company” or “Post”) and Acquisition Sub, Inc., a newly organized subsidiary of Post, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MFI Holding Corporation (“MFI”) and GS Capital Partners VI Fund, L.P., as representative for the stockholders and optionholders of MFI. Under the Merger Agreement, Post will acquire MFI and its subsidiaries, including Michael Foods Group, Inc. (collectively, the “MFI Business”), for a purchase price of $2.45 billion (on a debt-free and cash free basis, subject to a working capital adjustment and certain other adjustments described in the Merger Agreement). The Merger Agreement provides for the acquisition (the “Acquisition”) of the MFI Business by Post by means of the merger of Post’s subsidiary, Acquisition Sub, Inc., with and into MFI, with MFI being the surviving corporation in the merger and becoming a wholly-owned subsidiary of Post as a result of the merger. MFI is a leading consumer packaged goods company that provides value-added food products and service solutions to customers across the foodservice, retail and food ingredient channels. It holds leading market positions in the egg products, refrigerated potato products and cheese and other dairy case products categories.
The Merger Agreement contains certain representations, warranties and covenants of the parties. Among other matters, MFI has agreed to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the completion of the Acquisition, and not to discuss or enter into any transaction involving a merger, business combination or other acquisition transaction involving MFI or any of its subsidiaries or solicit or initiate discussions, furnish information or otherwise cooperate in any effort by any other person to do any of the foregoing.
In addition to the purchase price described above, Post will make a payment of $50 million to the stockholders and optionholders of MFI on the first anniversary of the closing date, which payment is intended to represent the parties’ estimate of the value of certain tax benefits that MFI is expected to realize from payments made by or on behalf of MFI in connection with the transactions contemplated by the Merger Agreement (provided that the amount of the payment will not be adjusted regardless of whether the actual tax benefits realized by MFI or greater than or less than such estimate).
The obligations of the parties to complete the Acquisition are subject to certain customary closing conditions, including in the case of Post’s obligations to complete the Acquisition the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the accuracy of MFI’s representations and warranties, material compliance by MFI with certain pre-closing covenants and no material adverse change in the MFI Business since the date of the Merger Agreement.
Subject to the satisfaction of the closing conditions, the Acquisition is expected to close in Post’s third fiscal quarter. The Merger Agreement may be terminated by mutual consent of MFI and Post and under certain other circumstances, including by MFI or Post if the closing of the Acquisition has not occurred by August 2, 2014.
As described below under “Debt Commitment Letter”, concurrent with the signing of the Merger Agreement, Post obtained financing commitments under which various lenders have committed to provide up to $1,765 million in credit facilities, including a committed bridge loan of up to $340 million. Committed facilities, together with cash on hand, are sufficient to fund the purchase price. Post intends to replace a portion of the committed financing with the sale of approximately $500 million of additional equity or equity linked capital, subject to capital and other market conditions. Post’s obligations under the Merger Agreement are not conditioned upon the receipt of financing.
The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto and incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the Merger Agreement or the MFI Business. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors, and (iii) were made only as of the date of the Merger Agreement or as of such other date or dates as may be specified in the Merger Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Post’s public disclosures. Investors are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.
Debt Commitment Letter
Concurrently, and in connection with entering into the Merger Agreement, Post entered into a commitment letter (the “Debt Commitment Letter”) with Barclays Bank PLC (“Barclays”), Credit Suisse AG (“CS”), Credit Suisse Securities (USA) LLC (“CS Securities”), Wells Fargo Bank, National Association (“Wells Fargo Bank”), WF Investment Holdings, LLC (“Wells Fargo Investment”), and Wells Fargo Securities, LLC (“Wells Fargo Securities”), pursuant to which, subject to the conditions set forth therein, Barclays, CS, Wells Fargo Bank, and Wells Fargo Investment have committed to provide to Post up to $1,765 million in credit facilities, comprised of (i) a senior secured first lien term loan facility of $1,425 million (the “Term Loan”) and (ii) an unsecured senior increasing rate bridge loan of up to $340 million (the “Bridge Loan,” and collectively with the Term Loan, the “Facilities”). Barclays, CS Securities, and Wells Fargo Securities will act as joint lead arrangers for the Facilities, subject to certain rights of Post to appoint additional arrangers. The proceeds of the Facilities will be used to partially finance the aggregate purchase price and to pay costs, fees, and expenses related to the acquisition transaction.
The Debt Commitment Letter contemplates that Post may potentially issue debt securities pursuant to a Rule 144A or other private placement and common or preferred equity or equity-linked securities in a public offering or private placement. The proceeds of such issuances would reduce the amount of the Bridge Loan.
Barclays, CS Securities, Wells Fargo Securities and other arrangers appointed by Post and lenders providing the Facilities have received, or may in the future receive, customary fees for these transactions.
The foregoing summary of the Debt Commitment Letter and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Debt Commitment Letter, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits.

Number	Description

2.1	Agreement and Plan of Merger among Post Holdings, Inc., Acquisition Sub, Inc., MFI Holding Corporation and GS Capital Partners VI Fund, L.P. dated as of April 16, 2014*

10.1
Commitment Letter of Barclays Bank PLC, Credit Suisse AG, Credit Suisse Securities (USA) LLC, Wells Fargo Bank, National Association, WF Investment Holdings, LLC, Wells Fargo Securities, LLC and Post Holdings, Inc., dated April 16, 2014

*The schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 17, 2014	Post Holdings, Inc.
(Registrant)

	By:	/s/ Robert V. Vitale
Name: Robert V. Vitale
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger among Post Holdings, Inc., Acquisition Sub, Inc., MFI Holding Corporation and GS Capital Partners VI Fund, L.P. dated as of April 16, 2014*

10.1
Commitment Letter of Barclays Bank PLC, Credit Suisse AG, Credit Suisse Securities (USA) LLC, Wells Fargo Bank, National Association, WF Investment Holdings, LLC, Wells Fargo Securities, LLC and Post Holdings, Inc., dated April 16, 2014

*The schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.

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